                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this registration statement.


                                          ARTHUR ANDERSEN LLP

Washington, D.C.

June 24, 1996